Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HTG Molecular Diagnostics, Inc.

Tucson, Arizona

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated March 23, 2017, relating to the financial statements HTG Molecular Diagnostics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Phoenix, Arizona

March 24, 2017